EXHIBIT 99.2

The Crossings at Riverview

Statements of Revenues and Certain Expenses

Period Ended June 30, 2018 (unaudited) and

Years Ended December 31, 2017 and December 31, 2016

The Crossings at Riverview

Index

Period Ended June 30, 2018 (Unaudited) and

Years ended December 31, 2017 and December 31, 2016

Page(s)
Statements of Revenues and Certain Expenses

Statements of Revenues and Certain Expenses	F-1

Notes to Statements of Revenues and Certain Expenses	F-2

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

CNL Healthcare Properties II, Inc.

Report on the Statements of Revenues and Certain Expenses

We have audited the accompanying statements of revenues and certain expenses of The Crossings at Riverview (The Crossings), as described in Note 1, for the years ended December 31, 2017 and 2016, and the related notes to the statements of revenues and certain expenses.

Management’s Responsibility for the Statements of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statements of revenues and certain expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of revenues and certain expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and certain expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statements of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statements of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and certain expenses referred to above present fairly, in all material respects, the revenues and certain expenses of The Crossings, as described in Note 1, for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. As described in Note 1, these statements of revenues and certain expenses are not intended to be a complete presentation of The Crossings’ revenues and expenses.

/s/ CARR, RIGGS & INGRAM, LLC

CARR, RIGGS & INGRAM, LLC

Atlanta, Georgia

November 7, 2018

The Crossings at Riverview

Statements of Revenues and Certain Expenses

June 30, 2018, December 31, 2017 and December 31, 2016

	June 30, 2018 (Unaudited)	December 31, 2017 (Audited)	December 31, 2016 (Audited)
Revenues
Resident fees and services	$2,235,623	$4,881,842	$3,707,491
Other operating revenues	123	2,436	478

Total revenues	2,235,746	4,884,278	3,707,969
Certain expenses
Advertising and marketing	40,681	115,117	112,961
Food and beverage	103,856	222,678	175,283
General and administrative	35,800	81,509	71,336
Insurance	48,332	114,545	108,421
Property management	169,447	363,095	145,852
Real estate taxes	98,327	184,902	161,636
Rent	753,145	1,475,953	1,447,499
Repairs and maintenance	45,983	75,974	69,302
Salaries and wages	852,982	1,907,004	1,554,788
Supplies	27,531	58,593	41,178
Utilities	85,724	146,078	117,003

Total certain expenses	2,261,808	4,745,448	4,005,259

Revenues (certain expenses) in excess of certain expenses (revenues)	$(26,062)	$138,830	$(297,290)

See Independent Auditors’ Report and Accompanying Notes

F-1

The Crossings at Riverview

Notes to Statements of Revenues and Certain Expenses

June 30, 2018, December 31, 2017 and December 31, 2016

1.	Organization

The Crossings at Riverview, LLC (The Crossings) was organized as a Delaware limited partnership for the purpose of leasing and operating an assisted living and memory care facility (Facility) located in Riverview, Florida. The Facility has a total of 92 units, which includes 62 assisted living and 30 memory care units, and was opened in April 2015 after completing construction. The Crossings leased the Facility from SSL Riverview, LLC (Riverview) and the accompanying statement of revenues and certain expenses relates to the operations of The Crossings as the tenant entity for the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016.

On August 31, 2018, CHP II Riverview FL Owner, LLC (Company), a subsidiary of CNL Healthcare Properties II, Inc., acquired the Facility. Concurrent with the Company’s acquisition of the Facility, The Crossings exercised a purchase option it held under the lease arrangement with Riverview, which terminated the lease and allowed The Crossings to participate alongside Riverview as joint sellers. Accordingly, the Company acquired certain personal property and in-place resident agreements from The Crossings.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the statements of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Income from resident agreements is recognized as earned. Lease terms generally do not extend beyond one year.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred.

3.	Related Party Transactions

The operator of The Crossings at Riverview maintains liability insurance coverage through its captive insurance company. Insurance expense allocated to The Crossings totaled $114,545, $108,421 and $48,332 for the years ended December 31, 2017 and 2016, and for the period ended June 30, 2018, respectively.

The operator’s parent company allocates certain administrative overhead costs to The Crossings incurred by the parent directly for the benefit of The Crossings. The allocated administrative overhead costs totaled $238,058, $72,352 and $104,495 for the years ended December 31, 2017 and 2016, and for the period ended June 30, 2018, respectively.

See Independent Auditors’ Report

F-2

The Crossings at Riverview

Notes to Statements of Revenues and Certain Expenses

June 30, 2018, December 31, 2017 and December 31, 2016

4.	Subsequent Events

Subsequent events have been evaluated through November 7, 2018, the date the financial statements were available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

See Independent Auditors’ Report

F-3